Exhibit 99
NEWS

[LOGO]
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O’Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports Results for Second Quarter 2010
and Raises Full Year 2010 EPS Guidance

WESTFORD, Mass., July 28, 2010 – Kadant Inc. (NYSE:KAI) reported revenues from continuing operations of $69.1 million in the second quarter of 2010, an increase of $19.0 million, or 38 percent, compared to $50.1 million in the second quarter of 2009. Revenues in the second quarter of 2010 included a $0.7 million, or 1 percent, decrease from foreign currency translation compared to the second quarter of 2009. Operating income from continuing operations in the second quarter of 2010 was $7.3 million compared to a loss of $1.2 million in the second quarter of 2009. Operating loss in the second quarter of 2009 included restructuring costs of $1.0 million. Net income in the second quarter of 2010 was $5.2 million, or $.42 per diluted share, versus a net loss of $1.2 million, or $.10 per diluted share, in the second quarter of 2009. Net loss in the second quarter of 2009 included after-tax restructuring costs of $0.7 million, or $.06 per diluted share.

“Our performance in the second quarter met or exceeded our expectations in several key areas,” said Jonathan W. Painter, president and chief executive officer of Kadant. “Diluted EPS was $.42 in the second quarter of 2010, compared to our GAAP diluted EPS guidance of $.38 to $.40. Our reported diluted EPS included $.02 of incremental tax provision due to a higher effective tax rate compared to our guidance and $.01 of expenses related to a small acquisition we completed earlier this month. Our stronger EPS results were largely due to higher product gross margins which, at 45 percent, were the highest quarterly margins in the company’s history. Gross margins were higher than last year’s quarter in both our capital and aftermarket products and reflected better margins on capital projects as well as lower manufacturing costs resulting from the restructuring efforts we undertook in 2009.

“Revenues of $69.1 million were at the high end of our guidance, which was $67 to $69 million, and were up 38 percent over the second quarter of 2009, including a 66 percent increase in water management revenues. Revenues in this product line were at their highest level since the fourth quarter of 2006, and were particularly strong in both capital and aftermarket products in North America.

“Our working capital management continued to improve and our cash results were also encouraging. Operating cash flows were $9.0 million in the second quarter, an increase of 86 percent over the second quarter of 2009. We ended the quarter with a net cash position of over $24 million, or approximately $1.93 per diluted share.

“Bookings also exceeded our expectations. Bookings in the second quarter were $74 million, up 57 percent over the second quarter of 2009 and 6 percent over the first quarter of 2010. The sequential increase was largely due to several large stock preparation system orders, while our bookings for parts and consumables were down 6 percent sequentially. Sequential bookings in our fluid-handling and accessories product lines declined 14 percent and 7 percent, respectively, supporting our earlier view of a weaker second half of 2010.

“Overall, we had an outstanding first half of 2010, but as we look at the second half of the year we expect several key factors to influence our results. We expect a slowdown in bookings from the levels in the first half, which we believe included some pent-up demand from earlier periods. Also, we believe that gross margins will decline from the first half levels partly due to an unfavorable product mix in the second half of the year. And finally, our higher effective tax rate has the effect of lowering diluted EPS by $.04 for the year

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compared to our previous guidance. As a result, we expect to report GAAP diluted EPS of $.21 to $.23 from continuing operations in the third quarter of 2010 on revenues of $60 to $62 million. For the full year, we expect to achieve GAAP diluted EPS of $1.20 to $1.25 from continuing operations, revised from our previous estimate of $1.10 to $1.20, on revenues of $255 to $260 million, revised from our previous estimate of $255 to $265 million.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of foreign currency translation, adjusted operating income, earnings before interest, taxes, depreciation, and amortization (EBITDA), and adjusted EBITDA.

We present increases or decreases in revenues excluding the effect of foreign currency translation to provide investors insight into underlying revenue trends. In addition, we exclude from certain financial measures restructuring costs and certain gains and losses to give investors additional insight into our quarterly and annual operating performance, especially when compared to quarters in which such items had greater or lesser effect, or no effect. In addition, these items are excluded as they are either isolated or cannot be expected to occur again with any regularity or predictability and we believe are not indicative of our normal operating results.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain a better understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Adjusted EBITDA and adjusted operating income in the six-month period ended July 3, 2010 exclude net pre-tax gains of $0.3 million, including restructuring costs of $0.2 million, net of gains of $0.5 million from the sale of assets and a curtailment of a pension liability. Adjusted EBITDA and adjusted operating income exclude restructuring costs of $1.0 million and $1.8 million in the three and six-month periods ended July 4, 2009, respectively.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Conference Call

Kadant will hold its earnings conference call on Thursday, July 29, 2010, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. Please reference Event ID number 86959297. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on “Investors.” An audio archive of the call will be available on our Web site until August 27, 2010.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Operations	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Revenues	$69,136	$50,132	$130,257	$115,089

Costs and Operating Expenses:
Cost of revenues	37,968	29,348	72,214	69,665
Selling, general, and administrative expenses	22,681	19,248	43,805	41,453
Research and development expenses	1,206	1,722	2,578	3,192
Restructuring costs and other income, net (a)	(21)	1,013	(323)	1,770
	61,834	51,331	118,274	116,080

Operating Income (Loss)	7,302	(1,199)	11,983	(991)
Interest Income	32	92	70	299
Interest Expense	(339)	(507)	(697)	(1,320)

Income (Loss) from Continuing Operations before Income
Tax Provision (Benefit)	6,995	(1,614)	11,356	(2,012)
Income Tax Provision (Benefit)	1,717	(398)	2,433	2,066

Income (Loss) from Continuing Operations	5,278	(1,216)	8,923	(4,078)

Loss from Discontinued Operation, Net of Tax	(5)	(5)	(9)	(9)

Net Income (Loss)	5,273	(1,221)	8,914	(4,087)

Net Loss (Income) Attributable to Noncontrolling Interest	(53)	28	(83)	3

Net Income (Loss) Attributable to Kadant	$5,220	$(1,193)	$8,831	$(4,084)

Amounts Attributable to Kadant:
Income (Loss) from Continuing Operations	$5,225	$(1,188)	$8,840	$(4,075)
Loss from Discontinued Operation, Net of Tax	(5)	(5)	(9)	(9)
Net Income (Loss) Attributable to Kadant	$5,220	$(1,193)	$8,831	$(4,084)

Basic and Diluted Earnings (Loss) per Share from Continuing
Operations Attributable to Kadant	$.42	$(.10)	$.71	$(.33)

Basic and Diluted Earnings (Loss) per Share Attributable
to Kadant	$.42	$(.10)	$.71	$(.33)

Weighted Average Shares
Basic	12,426	12,265	12,418	12,386

Diluted	12,549	12,265	12,521	12,386

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				Increase
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	July 3, 2010	July 4, 2009	Increase	Translation (b,d)

Stock-Preparation Equipment	$25,004	$16,444	$8,560	$9,132
Fluid-Handling	20,070	15,101	4,969	4,997
Accessories	12,711	10,877	1,834	1,952
Water-Management	8,567	5,151	3,416	3,385
Other	601	422	179	146
Pulp and Papermaking Systems Segment	66,953	47,995	18,958	19,612
Other (c)	2,183	2,137	46	46
	$69,136	$50,132	$19,004	$19,658

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase	of Currency
	July 3, 2010	July 4, 2009	(Decrease)	Translation (b,d)

Stock-Preparation Equipment	$42,759	$45,618	$(2,859)	$(2,738)
Fluid-Handling	40,135	30,838	9,297	8,238
Accessories	25,206	22,404	2,802	2,331
Water-Management	15,071	10,286	4,785	4,531
Other	1,251	836	415	310
Pulp and Papermaking Systems Segment	124,422	109,982	14,440	12,672
Other (c)	5,835	5,107	728	728
	$130,257	$115,089	$15,168	$13,400

	Three Months Ended		Increase
Sequential Revenues by Product Line	July 3, 2010	April 3, 2010	(Decrease)

Stock-Preparation Equipment	$25,004	$17,755	$7,249
Fluid-Handling	20,070	20,065	5
Accessories	12,711	12,495	216
Water-Management	8,567	6,504	2,063
Other	601	650	(49)
Pulp and Papermaking Systems Segment	66,953	57,469	9,484
Other (c)	2,183	3,652	(1,469)
	$69,136	$61,121	$8,015

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	Three Months Ended		Six Months Ended
Business Segment Information (c)	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Revenues:
Pulp and Papermaking Systems	$66,953	$47,995	$124,422	$109,982
Other	2,183	2,137	5,835	5,107
	$69,136	$50,132	$130,257	$115,089

Gross Profit Margin:
Pulp and Papermaking Systems	45%	41%	44%	40%
Other	51%	45%	51%	39%
	45%	41%	45%	39%

Operating Income (Loss):
Pulp and Papermaking Systems	$10,895	$700	$17,199	$3,582
Corporate and Other	(3,593)	(1,899)	(5,216)	(4,573)
	$7,302	$(1,199)	$11,983	$(991)

Adjusted Operating Income (Loss) (d):
Pulp and Papermaking Systems	$10,874	$1,713	$16,876	$5,352
Corporate and Other	(3,593)	(1,899)	(5,216)	(4,573)
	$7,281	$(186)	$11,660	$779

Bookings from Continuing Operations:
Pulp and Papermaking Systems	$72,811	$45,586	$139,779	$90,852
Other	1,445	1,735	4,664	4,826
	$74,256	$47,321	$144,443	$95,678

Capital Expenditures from Continuing Operations:
Pulp and Papermaking Systems	$534	$743	$1,060	$1,855
Corporate and Other	219	140	232	185
	$753	$883	$1,292	$2,040

	Three Months Ended		Six Months Ended
Cash Flow and Other Data from Continuing Operations	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Cash Provided by Operations	$8,963	$4,820	$8,408	$18,587
Depreciation and Amortization Expense	1,697	1,876	3,355	3,719

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Balance Sheet Data	July 3, 2010	Jan. 2, 2010

Assets
Cash and Cash Equivalents	$47,206	$45,675
Accounts Receivable, net	39,355	36,436
Inventories	40,903	37,435
Unbilled Contract Costs and Fees	4,416	3,370
Other Current Assets	7,424	8,355
Property, Plant and Equipment, net	36,400	38,415
Intangible Assets	26,443	28,071
Goodwill	92,670	97,622
Other Assets	11,528	12,277
	$306,345	$307,656
Liabilities and Shareholders' Investment
Accounts Payable	$21,877	$17,612
Short- and Long-term Debt	23,000	23,250
Other Liabilities	67,189	72,763
Total Liabilities	$112,066	$113,625
Shareholders' Investment	$194,279	$194,031
	$306,345	$307,656

	Three Months Ended		Six Months Ended
EBITDA Data	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Consolidated
Net Income (Loss) Attributable to Kadant	$5,220	$(1,193)	$8,831	$(4,084)
Net Income (Loss) Attributable to Noncontrolling Interest	53	(28)	83	(3)
Loss from Discontinued Operation, Net of Tax	5	5	9	9
Income Tax Provision (Benefit)	1,717	(398)	2,433	2,066
Interest Expense, net	307	415	627	1,021
Restructuring costs and other income, net (a)	(21)	1,013	(323)	1,770
Adjusted Operating Income (Loss) (d)	7,281	(186)	11,660	779
Depreciation and Amortization	1,697	1,876	3,355	3,719
Adjusted EBITDA (d)	$8,978	$1,690	$15,015	$4,498

Pulp and Papermaking Systems
GAAP Operating Income	$10,895	$700	$17,199	$3,582
Restructuring costs and other income, net (a)	(21)	1,013	(323)	1,770
Adjusted Operating Income (Loss) (d)	10,874	1,713	16,876	5,352
Depreciation and Amortization	1,578	1,759	3,119	3,488
Adjusted EBITDA (d)	$12,452	$3,472	$19,995	$8,840

Corporate and Other (c)
GAAP Operating Loss	$(3,593)	$(1,899)	$(5,216)	$(4,573)
Depreciation and Amortization	119	117	236	231
EBITDA (d)	$(3,474)	$(1,782)	$(4,980)	$(4,342)

(a)
Includes pre-tax restructuring costs of $198, net of a pre-tax gain of $219, in the three-month period ended July 3, 2010 and pre-tax restructuring costs of $1,013 in the three-month period ended July 4, 2009. Includes pre-tax restructuring costs of $181, net of a pre-tax gain of $504, in the six-month period ended July 3, 2010 and pre-tax restructuring costs of $1,770 in the six-month period ended July 4, 2009.

(b)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	"Other" includes the results from the Fiber-based Products business.

(d)	Represents a non-GAAP financial measure.
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About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and services for improving efficiency and quality in pulp and paper production, including paper machine accessories and systems for stock preparation, fluid handling, and water management. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, and textile industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Westford, Massachusetts, with revenues of $226 million in 2009 and 1,600 employees in 16 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and industry and economic outlook. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading “Risk Factors” in Kadant’s quarterly report on Form 10-Q for the period ended April 3, 2010. These include risks and uncertainties relating to our dependence on the pulp and paper industry; significance of sales and operation of manufacturing facilities in China; international sales and operations; competition; soundness of suppliers and customers; our debt obligations; restrictions in our credit agreement; soundness of financial institutions; litigation and warranty costs related to our discontinued operation; our acquisition strategy; future restructurings; factors influencing our fiber-based products business; protection of patents and proprietary rights; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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